Exhibit 99
	For Release:	Feb. 8, 2019

	Investor Contact:	Vince Meyer
218-723-3952
NEWS		vmeyer@allete.com

ALLETE Inc. announces sale of U.S. Water Services, Inc.
to global water management company
Sale proceeds to be reinvested in clean energy opportunities

DULUTH, Minn. -ALLETE, Inc. (NYSE: ALE) today announced it has entered into a stock purchase agreement providing for the sale of U.S. Water Services, Inc. to Kurita Water Industries Ltd., a leading international water management company headquartered in Tokyo, Japan, for $270 million. The purchase price is subject to adjustment at closing, such as for changes in working capital. The transaction is expected to close by the end of the first quarter 2019 upon receipt of regulatory approval.
Based in St. Michael, Minnesota, U.S. Water Services, an integrated water solutions company serves a diverse mix of approximately 5,000 customers to optimize system performance, reduce water and energy use, and improve efficiency. It was acquired by ALLETE in 2015. Today’s announcement supports ALLETE’s long-term diversification strategy that includes expanding investments in clean energy opportunities with an average annual earnings growth objective of five to seven percent.
“This sale exemplifies our disciplined approach to providing shareholder value while executing on our multi-faceted strategy,” said ALLETE Chief Financial Officer Bob Adams. “Our go-forward business mix provides attractive opportunities to meet and potentially exceed our stated average annual earnings growth target of five to seven percent while supporting our strong credit ratings. Indeed, proceeds from the sale will be primarily reinvested in growth initiatives at both our Regulated Operations and ALLETE Clean Energy, reducing the need for equity issuances that may otherwise arise. In addition, we will consider using a portion of the proceeds to implement a common stock repurchase program.”
Under ALLETE’s four year ownership and continued investment, U.S. Water Services has grown significantly, becoming a world-class industrial water service provider in North America through an aggressive expansion in geography, end markets and service offerings. Enabling investments included the acquisition of three water services companies over the past 36 months.
“Kurita is a well-respected global enterprise, and this agreement is a win-win for ALLETE and U.S. Water Services,” Adams said. “This action will provide new opportunities for U.S. Water Services to expand and grow the business, while enabling ALLETE to allocate capital resources focused on growth initiatives within ALLETE and ALLETE Clean Energy, which has become ALLETE’s second largest net income contributor.”
“LaMarr Barnes, his talented senior leadership team and committed U.S. Water employees have been an important part of ALLETE’s corporate history and family of companies delivering on our commitment to answer the call to transform the nation’s energy and water landscape,” said Al Hodnik, ALLETE Chairman and CEO. “We believe we have positioned U.S. Water Services for future success, as well as ALLETE, as we expect continued growth through pursuing additional opportunities in the clean energy space.”

ALLETE, Inc. 30 West Superior Street, Duluth, Minnesota 55802
www.allete.com

“We at U.S. Water Services are grateful for the opportunities provided by ALLETE and look forward to working closely with Kurita’s team to further enhance the services and integrated offerings we provide to our customers, while expanding our U.S. market reach.” said U.S. Water Services CEO LaMarr Barnes.

A conference call to discuss additional details regarding the transaction will be held on Feb. 8, 2019 beginning at 10a.m. Eastern time. ALLETE Chairman and CEO Al Hodnik will be joined on the call by President Bethany Owen, Senior Vice President and Chief Financial Officer Robert Adams and Vice President, Controller and Chief Accounting Officer Steve Morris. Interested parties may listen to the conference call by calling 877-303-5852, passcode 2992429 or by listening to a webcast on ALLETE’s web site at www.allete.com. A replay of the call will be available through Feb. 12, 2019 by calling 855-859-2056, passcode, 2992429.  The webcast will be accessible for thirty days at allete.com.
ALLETE, Inc. will announce its financial results for 2018 in a press release before the stock markets open on Thursday, Feb. 14, 2019. Following the release, ALLETE, Inc. will discuss 2018 results and 2019 earnings guidance during a conference call beginning at 10 a.m. Eastern time.

ALLETE is an energy company headquartered in Duluth, Minn. In addition to its electric utilities, Minnesota Power and Superior Water, Light and Power of Wisconsin, ALLETE owns ALLETE Clean Energy, based in Duluth, BNI Energy in Bismarck, N.D., U.S. Water Services headquartered in St. Michael, Minn., and has an eight percent equity interest in the American Transmission Co. More information about ALLETE is available at www.allete.com. ALE-CORP

The statements contained in this release and statements that ALLETE may make orally in connection with this release that are not historical facts, are forward-looking statements. Actual results may differ materially from those projected in the forward-looking statements. These forward-looking statements involve risks and uncertainties and investors are directed to the risks discussed in documents filed by ALLETE with the Securities and Exchange Commission.